SCHEDULE A

TO PROFUNDS AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

OPERATIONAL PUBLIC PROFUNDS

Effective December 1, 2024 – November 30, 2025

	Expense Limit
Fund Name	Investor Class	Service Class
Banks UltraSector ProFund	1.78%	2.78%
Materials UltraSector ProFund	1.78%	2.78%
Bear ProFund	1.78%	2.78%
Biotechnology UltraSector ProFund	1.95%	2.95%
Bull ProFund	1.95%	2.95%
Communication Services UltraSector ProFund	1.78%	2.78%
Consumer Staples UltraSector ProFund	1.78%	2.78%
Consumer Discretionary UltraSector
ProFund	1.95%	2.95%
Europe 30 ProFund	1.78%	2.78%
Falling U.S. Dollar ProFund	1.78%	2.78%
Financials UltraSector ProFund	1.78%	2.78%
Health Care UltraSector ProFund	1.95%	2.95%
Industrials UltraSector ProFund	1.78%	2.78%
Internet UltraSector ProFund	1.95%	2.95%
Large-Cap Growth ProFund	1.95%	2.95%
Large-Cap Value ProFund	1.78%	2.78%
Mid-Cap Growth ProFund	1.78%	2.78%
Mid-Cap ProFund	1.78%	2.78%
Mid-Cap Value ProFund	1.78%	2.78%
Energy UltraSector ProFund	1.95%	2.95%
Oil & Gas Equipment & Services UltraSector
ProFund	1.95%	2.95%
Nasdaq-100 ProFund	1.95%	2.95%
Pharmaceuticals UltraSector ProFund	1.78%	2.78%
Precious Metals UltraSector ProFund	1.95%	2.95%
Real Estate UltraSector ProFund	1.78%	2.78%
Rising Rates Opportunity 10 ProFund	1.78%	2.78%
Rising Rates Opportunity ProFund	1.95%	2.95%
Rising U.S. Dollar ProFund	1.78%	2.78%
Semiconductor UltraSector ProFund	1.95%	2.95%
Short Energy ProFund	1.78%	2.78%

A-1

	Expense Limit
Fund Name	Investor Class	Service Class
Short Nasdaq-100 ProFund	1.78%	2.78%
Short Precious Metals ProFund	1.78%	2.78%
Short Real Estate ProFund	1.78%	2.78%
Short Small-Cap ProFund	1.78%	2.78%
Small-Cap Growth ProFund	1.78%	2.78%
Small-Cap ProFund	1.78%	2.78%
Small-Cap Value ProFund	1.78%	2.78%
Technology UltraSector ProFund	1.95%	2.95%
U.S. Government Plus ProFund	1.70%	2.70%
UltraBear ProFund	1.78%	2.78%
UltraBull ProFund	1.95%	2.95%
UltraChina ProFund	1.95%	2.95%
UltraDow 30 ProFund	1.95%	2.95%
UltraEmerging Markets ProFund	1.78%	2.78%
UltraInternational ProFund	1.78%	2.78%
UltraJapan ProFund	1.95%	2.95%
UltraLatin America ProFund	1.78%	2.78%
UltraMid-Cap ProFund	1.95%	2.95%
UltraNASDAQ-100 ProFund	1.95%	2.95%
UltraShort China ProFund	1.78%	2.78%
UltraShort Dow 30 ProFund	1.78%	2.78%
UltraShort Emerging Markets ProFund	1.78%	2.78%
UltraShort International ProFund	1.78%	2.78%
UltraShort Japan ProFund	1.78%	2.78%
UltraShort Latin America ProFund	1.78%	2.78%
UltraShort Mid-Cap ProFund	1.78%	2.78%
UltraShort Nasdaq-100 ProFund	1.78%	2.78%
UltraShort Small-Cap ProFund	1.78%	2.78%
UltraSmall-Cap ProFund	1.95%	2.95%
Utilities UltraSector ProFund	1.78%	2.78%
Access Flex High Yield ProFund	1.78%	2.78%
Access Flex Bear High Yield ProFund	1.78%	2.78%
Bitcoin Strategy ProFund	1.10%	n/a
Short Bitcoin Strategy ProFund	1.10%	n/a

[signatures on next page]

A-2

	PROFUND ADVISORS LLC,		PROFUNDS,
	a Maryland limited liability company		a Delaware statutory trust
By:	/s/Michael L. Sapir	By:	/s/Todd B. Johnson

	Michael L. Sapir		Todd B. Johnson
	Chief Executive Officer		President

A-3